Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “First Amendment”) is entered into as of November 8, 2023 (the “First Amendment Effective Date”) by and between Shayna Dray, an individual and resident of the State of Rhode Island, (the “Employee”) and LifeMD, Inc. (formerly known as Conversion Labs, Inc.), (the “Company”), a Delaware Corporation. The Employee and the Company are also each hereinafter referred to individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, on or around April 14, 2021, (“Effective Date”), the Company and the Employee entered into an Employment Agreement (the “Employment Agreement”) whereby Employee was hired—effective May 3, 2021—to serve the Company (starting in the capacity as Head, Supply Chain & Procurement with a base salary of $165,000, a target bonus of 20% of base salary, and an equity grant of 40,000 options (all having an exercise price of $13.74 per share), effective June 24, 2021 (i.e., shareholder approval date of the 2021 amendment to the 2020 Equity and Incentive Plan) and subject to monthly vesting over a period of 36 months;

WHEREAS, as part of the annual merit review process: (i) on or about April 4, 2022, Employee was awarded 5,000 restricted shares, vesting in full on April 4, 2025; and (ii) Employee’s base salary was increased to $175,000, effective May 11, 2022.

WHEREAS, as part of the annual merit review process, effective on May 1, 2023, Employee’s base salary was increased to $200,000.

WHEREAS, effective on or about October 7, 2023, Employee’s title was changed to Senior VP, Operations.

WHEREAS, for avoidance of doubt, other than the amendments set forth below in this First Amendment, all other provisions of the Employment Agreement remain in effect today and moving further, unless and until amended in the future.

WHEREAS, the Parties desire to further amend the Employment Agreement to: (i) memorialize that the 5,000 restricted shares previously awarded on or about April 4, 2022 remain in effect and will vest in full on April 4, 2025; (ii) cancel the 40,000 stock options previously awarded under Section 4(d) of the Employment Agreement (all of which carry a $13.74 exercise price and are underwater); (iii) replace all cancelled awards with a new grant of 48,000 shares of restricted stock subject to vesting and other terms as described below; and (iv) make a contingent future grant of 12,000 shares of restricted stock subject to the contingencies and subsequent vesting, as described below.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Preamble.

a. The 5,000 restricted shares previously awarded on or about April 4, 2022 remain in effect and continue to vest in full on April 5, 2025.

b. The 40,000 stock options previously awarded on or about June 24, 2021 are hereby cancelled.

2. Amendments. The Employment Agreement shall be further amended as follows, in accordance with the terms and conditions of Section 8 thereof:

a.	The Equity Compensation Section of the Employment Agreement is hereby added:

Replacement of Stock Option and Long-Term Equity Incentive. In exchange for the cancellation of the 40,000 stock options previously granted on or about May 3, 202, pursuant to the Company’s 2020 Equity and Incentive Plan (the “Plan”) and any amendments thereto, Employee:

(i) Shall receive, upon the First Amendment Effective Date, an award of 48,000 restricted shares of the Company’s common stock (“Restricted Shares”), vesting as follows, and in some cases, vesting upon achievement of personal performance milestones described below:

●	20,000 restricted shares vest on January 1, 2024;
●	10,000 restricted shares vest on January 1, 2025;
●	10,000 restricted shares vest on January 1, 2026;
●	4,000 restricted shares vest on 3/31/24 based on the performance of Employee in the 2023 calendar year, at the discretion of the CEO and approval by the Board of Directors; and
●	4,000 restricted shares vest on 3/31/25 based on the performance of Employee in the 2024 calendar year, at the discretion of the CEO and approval by the Board of Directors.

(ii) No later than the one-year anniversary of this Agreement (i.e., and as early as reasonably possible, based upon available grantable equity as explained hereinafter)—and subject to both (i) availability of grantable equity within the Company’s 2020 Equity and Incentive Plan (the “Plan”) and any amendments thereto at that time and (ii) Employee having not been previously terminated by the Company at that time—Employee shall then receive an additional 12,000 restricted shares (the “Future Restricted Shares”) of the Company’s common stock, vesting as follows, and in some cases, vesting upon achievement of Company performance milestones described below:

●	4,000 restricted shares vest upon the healthcare business achieving $100,000,000 in net revenue (defined as gross healthcare sales minus healthcare-related refunds and returns) with a 5% adjusted EBITDA margin, on or before December 31, 2025;

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●	4,000 restricted shares vest upon the healthcare business achieving $150,000,000 in net revenue with a 10% adjusted EBITDA margin, on or before December 31, 2026; and
●	4,000 restricted shares vest upon the healthcare business achieving $200,000,000 in net revenue with a 10% adjusted EBITDA margin, on or before December 31, 2027.

In the event that a change in control of the Company—as defined in the following paragraph—was scheduled to occur on a date before the Future Restricted Shares were capable of being granted to Employee, then the change in control of the Company will be contingent upon the inclusion and concurrent award of the Future Restricted Shares to Employee as part of the closing of that change in control event.

Except as otherwise set forth herein or in the associated Restricted Stock Agreement, vesting of the Restricted Shares will cease upon the termination of Employee’s employment with the Company subject to the terms of the Employment Agreement and any amendments thereto. All Restricted Shares vest immediately and become exercisable in full upon a Change in Control, regardless of whether or not any performance milestone has been met at the time of the Change in Control. As used herein, “Change of Control” means (i) a bona fide transfer or series of related transfers of Shares to any person or Group in which, or as a result of which, such person or Group obtains the direct or indirect right to elect a majority of the board of directors of the Company; or (ii) a sale of all or substantially all of the assets of the Company. As used herein, “Group” means any group or syndicate that would be considered a “person” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended. The foregoing grant of Restricted Shares shall be made on the Company’s customary form of restricted stock award for employees. All applicable awards under this First Amendment shall be subject to forfeiture or other penalties under any clawback or recoupment policy of the Company in effect from time to time.

3. Governing Law; Jurisdiction. This First Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal proceeding arising out of or based upon this First Amendment shall be instituted in the federal courts or the courts of the State of New York and each party irrevocably submits to the exclusive jurisdiction of such courts in any such proceeding.

4. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

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IN WITNESS WHEREOF, each of the undersigned hereby (a) executes this First Amendment to the Employment Agreement; (b) confirms its agreement with the provisions and covenants herein provided; and (c) agrees to be bound by this First Amendment to the Employment Agreement.

EXECUTED as of the First Amendment Effective Date, as set forth above.

LIFEMD, INC.

By:	/s/ Justin Schreiber
Justin Schreiber, Chairman & CEO

EMPLOYEE

/s/ Shayna Dray
By:	Shayna Dray, SVP, Operations

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